Copamex, S.A. de C.V.

                                    Exhibit 8



                              List of Subsidiaries
                              --------------------

The following chart sets forth, as of June 1, 2001, all significant subsidiaries, as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and certain other subsidiaries of Copamex, S.A. de C.V.

                                                                 Jurisdiction of
 Name of Company                                                  Establishment
                                                                 ---------------

 Copamex Papeles para Escritura e Impresion, S.A. de C.V. ..........  Mexico
          Pondercel, S.A. de C.V....................................  Mexico
          Comercializadora Copamex, S.A. de C.V.....................  Mexico

 Copamex Empaque, S.A. de C.V.......................................  Mexico
          Sacos y Envases Industriales, S.A. de C.V.................  Mexico
          Cajas y Empaques Industriales, S.A. de C.V................  Mexico
          Papelera de Chihuahua, S.A. de C.V........................  Mexico
          Maquinaria y Equipo Pachisa, S.A. de C.V. ................  Mexico
          Maquinaria y Equipo Papelera, S.A. de C.V.................  Mexico
          Cia. Papelera Maldonado, S.A. de C.V......................  Mexico
          Maquinaria y Equipo Seisa, S.A. de C.V....................  Mexico

 Copamex Productos al Consumidor, S.A. de C.V.......................  Mexico
          Sancela, S.A. de C.V......................................  Mexico
          Industrial Papelera Mexicana, S.A. de C.V.................  Mexico
          Papeles Higienicos de Mexico, S.A. de C.V.................  Mexico
          Papeles Higienicos del Centro, S.A. de C.V................  Mexico
          Copamex Comercial, S.A. de C.V............................  Mexico

 Others
 Corporativo Copamex, S.A. de C.V...................................  Mexico
 Productora Internacional de Articulos de Papel, S.A................  Costa Rica
 Industrias Unidas de Centroamerica.................................  Nicaragua